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                     Daimler-Benz Auto Grantor Trust 1993-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                             Trustee: Citibank, N.A.

Collection Period: February 1997
Distribution Date: 3/17/97


Statement for Class A Certificateholders
Pursuant to Section 4.9 of the Pooling and Servicing Agreement

                                                                                  Per $1,000 of
                                                                                Original Class A
                                                                                   Certificate
                                                                                      Amount
                                                                                ------------------
   (i)  Principal Distribution                                 $3,110,017.92        $6.095353

  (ii)  Interest Distribution                                  $   90,729.96        $0.177822

 (iii)  Amount of Distribution allocable to the Yield
        Suppl. Amount                                          $    5,608.35
        Amount of Distribution allocable to the Shortfall
        (Excess) Amount                                        $   17,022.66

  (iv)  Monthly Servicing Fee                                  $    25,015.15       $0.049027
        Monthly Supplemental Servicing Fee                     $         0.00       $0.000000
        Class A Percentage of the Servicing Fee                $    23,264.09       $0.045596
        Class A Percentage of the Supplemental Servicing Fee   $         0.00       $0.000000

   (v)  Class A Principal Balance (end of Collection Period)   $24,806,891.48
        Class A Pool Factor (end of Collection Period))             4.8619259%
        Class B Principal Balance (end of Collection Period)   $ 1,867,185.38

  (vi)  Pool Balance (end of Collection Period)                $26,674,076.86

 (vii)  Class A Interest Carryover Shortfall                   $         0.00       $0.000000
        Class A Principal Carryover Shortfall                  $         0.00       $0.000000

(viii)  Amount otherwise distributable to Class B
        Certificateholders that is distributed to
        Class A Certificateholders                             $         0.00


  (ix)  Balance of the Reserve Fund Property (end of
        Collection Period)                                     $ 5,486,319.09

   (x)  Aggregate Purchase Amount of Receivables
        repurchased by the Seller or the Servicer              $         0.00